Exhibit 10.3

TRANSITION SERVICES AGREEMENT

                  TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of February 13, 2001 (the “Effective Date”), by and between KPMG Consulting, Inc., a Delaware corporation (“Consulting, Inc.”), KPMG Consulting, LLC, a Delaware limited liability company (“LLC”), and KPMG LLP, a Delaware limited liability partnership (“KPMG”) (Consulting, Inc. and LLC are referred to herein collectively as “Consulting”; KPMG and Consulting are at times referred to herein individually as a “Party” and collectively as the “Parties”).

W I T N E S S E T H

                  WHEREAS, KPMG, Consulting, Inc. and LLC entered into a Separation Agreement dated as of December 29, 1999 (the “Separation Agreement”) providing for the separation (the “Separation”) by KPMG of its management and information technology consulting business from KPMG’s remaining businesses;

                  WHEREAS, prior to the Separation, certain Shared Services (as defined below) were provided across the entire firm on a centralized basis;

                  WHEREAS, the Parties desire to (i) capitalize on the mutual investment made in the infrastructure and national support capabilities to provide the Shared Services without incurring duplicative capital costs; (ii) make available to Consulting certain infrastructure, administrative and support services in a manner and time frame that will support its operations following the Separation; and (iii) provide a transition period during which Consulting has the opportunity to build its own processing and infrastructure capabilities or seek other third party providers;

                  WHEREAS, KPMG, Consulting, Inc. and LLC entered into an Outsourcing Agreement dated as of January 31, 2000 (the “Original Agreement”) to provide the Shared Services on a centralized basis, which Original Agreement shall remain in effect until the earlier of an IPO or Change in Control (each as defined herein); and

                  WHEREAS, KPMG, Consulting, Inc. and LLC desire to amend and restate the terms of the provision of Shared Services contained in the Original Agreement as further provided herein, such amendment and restatement to be effective only upon the occurrence of the earlier of an IPO or Change in Control.

                  NOW, THEREFORE, subject to the terms, conditions, covenants and provisions of this Agreement, KPMG and Consulting mutually covenant and agree as follows:

ARTICLE 1

SHARED SERVICES

                  1.01   Effectiveness; Shared Services. (a)   (i)   This Agreement shall become effective upon the earlier to occur of (i) the consummation of an IPO, or (ii) the consummation of a Change in Control. Prior to the effectiveness of this Agreement, the Original Agreement shall be in full force and effect.

                  (ii)   For the period of time commencing on the first day of the fiscal year of KPMG in which an IPO or Change in Control occurs and ending on the date four years from the date of an IPO or Change in Control, KPMG agrees to provide or cause to be provided to Consulting, and Consulting agrees to receive from KPMG and pay KPMG for, the infrastructure, administrative and support services listed on Schedule A hereto (as the same may be modified from time to time in writing pursuant to the terms of this Agreement, the “Shared Services”).

                  (iii)   The Shared Services to be provided and received hereunder shall be categorized as either Basic Services or Added Services.

                  (b)   “Basic Services” are Shared Services which constitute basic infrastructure, administrative and support services that Consulting requires to effectively operate its business. The Basic Services to be provided and received during the term of this Agreement are identified on Schedule A. The costs of such services shall be allocated in the manner set forth on Schedule A and paid by Consulting as provided in Section 2.03. No Basic Service may be redesignated as a Added Service or other status unless all Parties agree to such change in writing.

                  (c)   “Added Services” are Shared Services which constitute additional infrastructure, administrative and support services that are specific to the business needs of Consulting. The Added Services to be provided and received during the term of this Agreement are identified on Schedule A. The costs of such services shall be allocated in the manner set forth on Schedule A and paid by Consulting as provided in Section 2.03. When acquiring new Added Services, the Parties will enter into a work order that defines the project, the service level and the pricing. Added Services being provided at the time this Agreement becomes effective shall continue until written notice of termination of such service pursuant to Section 7.02(c) is provided by Consulting to KPMG or such service is otherwise terminated in accordance with the provisions of this Agreement. No Added Service may be redesignated as a Basic Service or other status unless all Parties agree to such change in writing.

                  (d)   “Change in Control” shall mean:

                  (i)   a sale or transfer to a non-affiliated third party of all or substantially all of the assets of Consulting on a consolidated basis in any transaction or series of related transactions;

                  (ii)   any merger, consolidation or reorganization to which Consulting is a party, except for a merger, consolidation or reorganization in which Consulting is the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of Consulting’s outstanding equity (on a fully diluted basis) immediately prior to the merger, consolidation or reorganization will own in the aggregate immediately following the merger, consolidation or reorganization Consulting’s outstanding equity (on a fully diluted basis) either (i) having the ordinary voting power to elect a majority of the members of Consulting’s Board of Directors to be elected by the holders of Common Stock and any other class which votes together with the Common Stock as a single class or (ii) representing at least 50% of the equity value of

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Consulting as reasonably determined by the Board of Directors; or

                  (iii)   any person or entity other than KPMG LLP or its affiliates acquires beneficial ownership of 50% or more of the outstanding equity of Consulting generally entitled to vote on the election of directors.

                  (e)   “IPO” shall mean the initial public offering of the common stock of Consulting, Inc. registered under the Securities Act of 1933, as amended.

                  (f)   The Shared Services shall be provided by KPMG to Consulting with the same degree of care used in performing the same or similar services for its own account, with priority equal to that provided to its own businesses or those of any of its affiliates, subsidiaries or divisions, or otherwise in accordance with the policies and procedures followed by KPMG consistent with past practice or as otherwise agreed to by the parties hereto.

                  (g)   In no event shall Consulting be entitled to increase its use of any of the Basic Services above that level of use agreed to by the parties at the most recent Annual Meeting (as hereinafter defined) without the prior written consent of KPMG, which consent may be withheld by KPMG for any or no reason in its sole and absolute discretion. KPMG shall not be required to provide to Consulting levels of service that are above the ordinary levels which existed prior to January 31, 2000, special studies, training, or the like or the advantage of systems, equipment, facilities, training or improvements procured, obtained or made after January 31, 2000 by KPMG, unless, in each case, the Parties agree in writing.

                  (h)   KPMG shall provide Added Services to Consulting on the terms and conditions described herein.

                  (i)   In addition to being subject to the terms and conditions of this Agreement for the provision of the Shared Services, Consulting agrees that the Shared Services provided by KPMG through third parties shall be subject to the terms and conditions of any agreements between KPMG and such third parties.

                  (j)   Prior to or concurrently herewith, the Parties have entered into a lease or sublease agreement in substantially the form of sublease agreement attached hereto as Schedule B (each a “Sublease” and collectively, the “Subleases”) with respect to each office space occupied by Consulting as of January 31, 2000, with modifications to the form of sublease agreement as may be necessary in order to comply with the requirements of a particular lease for any such space between KPMG and an individual landlord, or as may be beneficial to the Parties based on the provisions of any such lease. Notwithstanding anything to the contrary contained in this Agreement, the rights and obligations of the Parties with respect to the occupancy of any particular office space shall be governed by the applicable Sublease, and in the event of any inconsistency between the terms of this Agreement and terms of such Sublease, the terms of the applicable Sublease shall control and be binding on the Parties. Notwithstanding any provision to the contrary in this paragraph, with respect to any property which (i) was covered by the Original Agreement; (ii) is still occupied in part by Consulting; (iii) remains subject to a lease or sublease held by KPMG; and (iv) with respect to which the Parties have not entered into a Sublease, the terms of the Original Agreement shall apply until the earlier of (x) the time at

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which the Parties enter into a Sublease with respect to such property and (y) KPMG’s lease or sublease with respect to such property expires.

            (k)   Each of KPMG and Consulting agrees to take all reasonable actions to assure that all property occupied by KPMG and/or Consulting is clearly marked to delineate the separation between KPMG and Consulting.

            1.02   Representatives. Each of KPMG and Consulting shall nominate a representative to act as the primary contact person for the provision of all of the Shared Services (the “Primary Coordinator”). The initial Primary Coordinator of KPMG shall be its chief financial officer and the initial Primary Coordinator of Consulting shall be its chief financial officer. Each of KPMG and Consulting shall nominate a representative to act as the primary contact person for the provision of each category of Shared Services. The initial coordinators for KPMG and Consulting for each category of Shared Services shall be the individual named in the description of such Shared Service in Schedule A (the “Service Coordinators”). Each Party shall advise the other Party in writing of any change in the Primary Coordinator or any Service Coordinator. KPMG and Consulting agree that all written communications relating to the provision of any category of Shared Services shall be directed to both the respective Service Coordinators for such category of Shared Service and the Primary Coordinators.

            1.03   Personnel. (a)   In providing the Shared Services to Consulting, KPMG, as it deems necessary or appropriate in its sole discretion, may (i) use its personnel or that of its affiliates, and (ii) employ the services of third parties to the extent that such third party services are routinely utilized to provide similar services to other KPMG businesses or are reasonably necessary for the efficient performance of any of the Shared Services.

            (b)   All employees and representatives of KPMG providing Shared Services hereunder will be deemed for purposes of all terms and conditions of employment including, but not limited to, compensation and employee benefits, to be employees or representatives of KPMG, as the case may be, and not employees or representatives of Consulting. In performing such services, such employees and representatives will be under the direction, control and supervision of KPMG, and KPMG will have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives.

            (c)   No provision of this Agreement is intended or shall be deemed to have the effect of placing the management or policies of Consulting under the control or direction of KPMG or vice versa.

            (d)   As part of the Separation Agreement, KPMG and Consulting have agreed that certain KPMG individuals previously providing Shared Services have become employees of Consulting. Costs for such employees will be borne exclusively by Consulting, and the services provided by such employees will not be considered Shared Services within the meaning of this Agreement.

            1.04   Service Provider Access. To the extent required for KPMG employees, partners, principals, agents and representatives to perform any Shared Services, Consulting shall

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provide such KPMG personnel with access, at reasonably acceptable times and at locations reasonably acceptable and accessible, to its personnel, equipment, office space, plants, books and records and any other information, areas and equipment reasonably necessary for the provision of any Shared Services; provided, that such access shall not unreasonably interfere with Consulting’s conduct of its business.

            1.05   Intent to Transition Services. The Parties intend that, during the term of this Agreement, Consulting will wind down its receipt of Shared Services from KPMG and will develop its internal support service capabilities or seek third party providers of such services. The transitioning of services will be accompanied by the payment to KPMG of Termination Costs (as hereinafter defined), if any.

ARTICLE 2

COMPENSATION

            2.01   Consideration. (a)   As consideration for each of the Basic Services, Consulting shall pay to KPMG an amount based on the cost allocation methodology for such Shared Service set forth in Schedule A. Such cost allocation shall not include the salary, bonus or benefit costs associated with any individual who is, at the time such Shared Service is provided, an employee of Consulting. Categories of Shared Services described as “cost” on Schedule A shall be calculated by adding the direct costs (without any additional charges or markups) to provide such services to KPMG’s cost of compensation of all partners or principals directly involved in the delivery of such category of Shared Services. The cost of compensation for such partners and principals shall be calculated based on the percentage of such partners’ or principals’ time spent on the delivery of such category of Shared Services.

            (b)   It is the intent of each of the Parties hereto that the calculation of the costs for services rendered hereunder shall be limited to KPMG’s cost of providing such service, including compensation of partners as described above.

            (c)   The method of allocating costs for each Basic Service set forth in Schedule A can be modified only upon mutual written agreement of the Parties.

            (d)   If the Parties agree to add any new Basic Services to Schedule A, then prior to KPMG rendering such new Basic Service the Parties shall agree to the appropriate cost allocation methodology for such new Basic Service consistent with the cost allocation methodologies set forth in Schedule A.

            (e)   Costs for Added Services that are directly assignable to Consulting will be based on an agreed-upon statement of work between KPMG and Consulting.

            2.02   Taxes. (a)   Payment of Taxes. Consulting shall, in addition to the other amounts payable under this Agreement, pay, or reimburse KPMG for the gross amount of, any present or future sales, use, excise, occupation, privilege, value-added, gross receipts or other similar tax, federal, state or otherwise, or duties, imposts, fees or charges, however designated, applicable to the sale or provision of any category of Shared Services or to the use of such category of Shared Services by Consulting, which are levied or imposed by any governmental

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authority, except for any income taxes, profit taxes, corporate franchise tax or fee or any similar tax or fee payable by KPMG on amounts it earned, if any, in connection with such services.

            (b)   Calculation of Taxes. Consulting hereby authorizes KPMG to calculate the total amount of any sales, use, excise, occupation, privilege, value-added, gross receipts, payroll and related or other similar tax due by Consulting and remit the amount of such taxes to the appropriate taxing authority on behalf of Consulting. KPMG’s remittance of the sales, use, excise, occupation, privilege, value-added, gross receipts or other similar tax on behalf of Consulting shall be computed by KPMG on the basis of the information available to KPMG.

            (c)   Tax Information. At the request of KPMG, prior to KPMG making a sales, use, excise, occupation, privilege, value-added, gross receipts or other similar tax remittance on behalf of Consulting, Consulting agrees to supply KPMG with any and all current information necessary for KPMG to compute and remit the tax, including any tax exempt certificate, any tax exempt claim letter, or evidence satisfactory to KPMG authenticating the exemption.

            2.03   Estimated Payments. (a)   Unless otherwise agreed by the Parties, the Treasurers (or persons with comparable authority) of KPMG and Consulting shall meet on a weekly basis and estimate the portion of the cash payments to be made by KPMG which reflect the costs allocable to Consulting pursuant to this Agreement (the “Estimated Payments”). No later than Wednesday of the following week, Consulting shall transfer to KPMG in immediately available funds the total amount of the Estimated Payment in respect of such week. In the event the Treasurers at any weekly meeting are unable to agree on the amount or timing of any cash payment for the subsequent week, Consulting shall, subject to the adjustment procedure set forth in Section 2.03(b), pay an amount of Estimated Payment for the following week in accordance with the estimates of the Treasurer of KPMG.

            (b)   Monthly Reconciliation of Estimated Payments. Unless otherwise agreed by the Parties, no later than the 15th day of each month, the Treasurers of each of KPMG and Consulting shall meet to reconcile the Estimated Payments made during the prior calendar month with the actual cash payments made by KPMG during such period. In the event the portion of KPMG’s actual cash payments which reflect the costs allocated to Consulting pursuant to this Agreement during such period was in excess of the amount of Estimated Payments for such period, Consulting shall transfer the difference to KPMG in immediately available funds no later than the 20th day of such month. In the event the amount of Estimated Payments made by Consulting for such period exceeded the portion of KPMG’s actual cash payments which reflect the costs allocated to Consulting pursuant to this Agreement during such period, KPMG shall transfer the difference to Consulting in immediately available funds no later than the 20th day of such month.

            (c)   Annual Reconciliation of Estimated Payments. Unless otherwise agreed by the Parties, no later than 45 days following the end of KPMG’s fiscal year, the Treasurers of each of KPMG and Consulting shall meet to reconcile the payments made pursuant to Sections 2.03(a) and (b) during such fiscal year with the actual cash payments made by KPMG during such period. In the event the portion of KPMG’s actual cash payments which reflect the costs allocated to Consulting pursuant to this Agreement during such period was in excess of the

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payments made by Consulting pursuant to Sections 2.03(a) and (b) during such fiscal year (net of any amount remitted to Consulting by KPMG pursuant to Section 2.03(b)), Consulting shall transfer the difference to KPMG in immediately available funds no later than the fifth day following such determination. In the event the payments made by Consulting pursuant to Sections 2.03(a) and (b) during such fiscal year (net of any amount remitted to Consulting by KPMG pursuant to Section 2.03(b)) exceeded the portion of KPMG’s actual cash payments which reflect the costs allocated to Consulting pursuant to this Agreement during such period, KPMG shall transfer the difference to Consulting in immediately available funds no later than the fifth day following such determination.

            (d)   Disputes. No payment made pursuant to Section 2.03 (a), (b) or (c) shall prejudice Consulting’s right to subsequently dispute the amount or allocation of any cash payment included in the calculation of the payments made pursuant to Section 2.03(a), (b) or (c). In the event Consulting disputes an item included in such calculations, Consulting shall, within 120 days of the Estimated Payment including such disputed item, notify KPMG in writing of such disputed item, specifying the nature of the dispute and to the extent reasonably practicable, Consulting’s calculation of the amount owed to or from KPMG. Any such disputes shall be resolved in accordance with Article 8.

            (e)   Transition. The Parties agree that the fiscal year ending June 30, 2000 was a transition period due to the change in ownership during such fiscal year. Any special allocations made with respect to such fiscal year shall be governed by Section 2.03(e) of the Original Agreement.

            (f)   Suspension of Services. If any payment is not paid when due, KPMG shall have the right, without any liability to Consulting, or anyone claiming by or through Consulting, upon 30 days prior written notice, to cease providing the categories of Shared Services for which payment has not been made until the payment in full of all such payments, which right may be exercised by KPMG in its sole and absolute discretion and shall not affect KPMG’s right or ability to terminate this Agreement as set forth in Article 7. If any Shared Services are ceased under this provision, Consulting shall be subject to the obligations set forth in Section 7.02(c) with respect to such suspended Shared Services.

            (g)   Audits. Consulting, at its sole cost and expense, shall have the right to audit KPMG’s books of account and other records pertaining to the cost of any category of Shared Services (including invoiced and reimbursed costs) pursuant to this Agreement and to reconcile the calculations of total revenue, FTE, usage or other bases underlying the cost allocation methodologies with the results for the full fiscal year for a period of six (6) months following the end of Consulting’s fiscal year in which such category of Shared Services was rendered.

            2.04   Certain Capital Expenditures. Any purchase subsequent to the Effective Date by KPMG of a capital asset (as such term is defined by KPMG’s accounting policies on the Effective Date) used in the provision of services to Consulting and which is reasonably expected to have a useful life longer than the remaining Term (as defined in Section 7.01) of this Agreement will require the prior consent of Consulting.

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ARTICLE 3

ANNUAL MEETINGS; REVIEWS

            3.01   Annual Meetings. (a)   No later than ninety days prior to the end of the Parties’ fiscal year, which fiscal year shall initially end on each June 30, or otherwise as mutually agreed by the Parties, the Parties shall meet (the “Annual Meeting”) and establish (i) the service level of each Basic Service to be provided for the following fiscal year; and (ii) the cost and the cost allocation methodology for each Basic Service for the following fiscal year. For Added Services, defined statements of work and cost estimates shall be established and executed between the entities not later than ninety days prior to the end of the Parties’ fiscal year.

            (b)   If the Parties cannot agree on the cost of any category of Shared Services, the cost of such category of Shared Services for the fiscal year during which the Annual Meeting is held shall be the cost for the following fiscal year, adjusted to account for any increase in the Consumer Price Index and any change in the factors which determine the activity level of such category of Shared Services (such as number of employees, volume of transactions or changes in regulatory requirements). If the Parties cannot agree on the service level of any category of Shared Services, the service level of such category of Shared Services for the then-current fiscal year shall be the service level of such category of Shared Services for the following fiscal year. If the Parties cannot agree on the cost allocation methodology, the methodology shall remain unchanged.

            3.02   Periodic Adjustments. (a)   In the event either Party shall require an adjustment to the service level of any Basic Service during the period between Annual Meetings, such Party shall provide the other Party a written notice specifying the category of Basic Service in question and the requested change in service levels. Upon the delivery of such notice, the Parties shall use their reasonable best efforts to reach an agreement as to any such adjustments.

            (b)   In the event Consulting shall require additional Added Services during the period between Annual Meetings, Consulting shall provide KPMG with a written work order for such additional Added Services. KPMG shall notify Consulting within 20 business days of receipt of such request whether it is willing and able to provide such additional Added Services.

            3.03   Quarterly Review of Cost and Performance. Within thirty (30) days after the end of each calendar quarter, the Parties shall meet to review the costs charged by KPMG for the Shared Services and the performance of the Shared Services by KPMG. If the actual costs for any Basic Service varies from the costs agreed to by the Parties during the Annual Meeting, the variance shall be allocated to both Parties based upon the cost allocation methodology for such Basic Service. If the actual costs for any Added Service varies from the cost agreed to by the Parties, the variance will be charged or credited to Consulting, as the case may be. If any Added Service is discontinued by Consulting, Consulting shall be charged the amount incurred by KPMG in connection with the phase-out of providing such Added Service to Consulting.

            3.04   Notwithstanding anything in the contrary in this Article 3, the service levels with respect to the Subleases and the cost allocation methodology related thereto shall be

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governed by the terms of the Subleases, without consideration for variance from actual costs as provided in Section 3.03.

ARTICLE 4

CONFIDENTIALITY

            4.01   Confidentiality. (a)   In the course of the provision or receipt of the Shared Services, each Party may disclose or make accessible to the other (for purposes of this Article 4, the Party disclosing or making accessible such information shall hereinafter be referred to as the “Disclosing Party”, and the Party receiving such information shall hereinafter be referred to as the “Recipient”) certain information which is either non-public, confidential or proprietary in nature. Such information may include, without limitation, (i) employee data, business plans and strategies and marketing ideas and concepts, especially with respect to unannounced products and services, present and future product plans, pricing, volume estimates, financial data, product enhancement information, sales strategies, client information (including clients’ applications and environments), market testing information, development plans, specifications, client requirements, configurations, designs, plans, apparatus, software, hardware, data, prototypes, or other technical and business information, and (ii) the specific terms, conditions and information contained in this Agreement and the Schedules hereto (collectively, the “Information”).

            (b)   In addition to any obligations of confidentiality pursuant to other agreements between the Parties, without the prior written consent of the Disclosing Party, the Recipient shall (i) hold in confidence and not disclose to any third party any Information received by it from the Disclosing Party, and (ii) use all Information received by it from the Disclosing Party solely in connection with the provision or receipt of the Shared Services, and for no other purpose whatsoever.

            (c)   For the purposes of this Agreement, the Information shall not be deemed confidential and the Recipient shall have no obligation with respect to any Information that:

            (i)   is or becomes part of the public domain through publication or otherwise, and through no breach of this Agreement, negligence or other fault of the Recipient;

            (ii)   is or becomes available to the Recipient from a source other than the Disclosing Party, which source has no obligation of confidentiality to the Disclosing Party in respect thereof and without breach of this Agreement;

            (iii)   is, subject to Section 4.01(d), required to be disclosed by law, governmental order, judicial process or the rules of an applicable securities exchange; or

            (iv)   the disclosure of which is mutually agreed to by the Parties.

            (d)   If the Recipient is requested or required by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to disclose any Information, the Recipient shall promptly notify the Disclosing Party of such request or requirement and shall cooperate with the Disclosing Party such that the Disclosing Party may seek an appropriate protective order or other appropriate remedy. If, in the absence of

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a protective order or the receipt of a waiver hereunder, the Recipient is, in the written opinion of the Recipient’s counsel, compelled to disclose the Information or else stand liable for contempt or suffer other censure or penalty, the Recipient may disclose only so much of the Information to the party compelling disclosure as is required by law. The Recipient shall exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such Information. The Disclosing Party shall reimburse the Recipient for all reasonable out-of-pocket costs it incurs in complying with this Section 4.01(d).

            4.02   Effectiveness. The foregoing obligation of confidentiality shall be in effect during the term of this Agreement and any extensions thereof and for a period of five (5) years after the termination or expiration of this Agreement.

            4.03   Care and Inadvertent Disclosure. With respect to any Information, the Recipient agrees as follows:

            (a)   it shall use the same degree of care in safeguarding said Information as it uses to safeguard its own information which must be held in confidence;

            (b)   it shall notify its partners, principals, officers and employees who have reason to receive any Information of its obligations in connection with such Information; and

            (c)   upon the discovery of any inadvertent disclosure or unauthorized use of said Information, or upon obtaining notice of such a disclosure or use from the Disclosing Party, it shall take all necessary actions to prevent any further inadvertent disclosure or unauthorized use, and, subject to the provisions of Article 6, the Disclosing Party shall be entitled to pursue any other remedy which may be available to it.

ARTICLE 5

INDEMNIFICATION

            5.01   Indemnification by KPMG. Subject to the limitation set forth in Section 6.01(c), KPMG shall indemnify, defend and hold harmless Consulting and any director, officer or employee of Consulting (each an “Indemnified Party”) from and against any and all claims, actions, costs, proceedings, liabilities, obligations, damages, losses, suits, expenses (including, but not limited to, settlements, judgments, court costs, reasonable attorneys’ fees and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing), fines and penalties arising out of any injury or death, and any loss or damage of any nature whatsoever (including, without limitation, loss of or damage to property, or damage to the environment) (the “Losses”) incurred or suffered by any Indemnified Party to the extent that the Losses arise by reason of, or result from, the breach of the provisions hereof by KPMG or the gross negligence, fraud or reckless or willful misconduct of KPMG, except for Losses which are the direct and sole result of the gross negligence, fraud or reckless or willful misconduct of Consulting and/or any contract personnel who are managed and directed by Consulting.

            5.02   Term of Indemnification and Filing of Actions. To receive indemnification hereunder, the Indemnified Party must provide written notice of the claim for indemnification to the Indemnifying Party (i) during the term of this Agreement or within a period of three (3) years

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after the termination of this Agreement and (ii) within one (1) year after the discovery of the facts or events giving rise to the claim for indemnification hereunder.

ARTICLE 6

LIMITATION OF LIABILITY AND WARRANTY

            6.01   Services. (a)   In the absence of gross negligence, fraud or reckless or willful misconduct on KPMG’s part, and whether or not it is negligent, KPMG shall not be liable for any Losses arising out of KPMG providing or failing to provide the Shared Services to Consulting. Notwithstanding anything to the contrary contained herein, in the event KPMG commits an error with respect to or incorrectly performs or fails to perform any Shared Service, at Consulting’s request, to the extent practicable to do so, KPMG shall use reasonable efforts to correct such error, re-perform or perform such Shared Service without additional cost to Consulting; provided, however, that KPMG shall have no obligation to recreate any lost or destroyed data to the extent the same cannot be cured by the re-performance of the Shared Service in question.

            (b)   KPMG’s liability for damages to Consulting for any cause whatsoever, and regardless of the form of action, whether in contract or in tort, including negligence, gross negligence or willful misconduct, shall be limited to the payments made by Consulting hereunder for the specified Shared Service that allegedly caused the damage during the period in which the alleged damage was incurred by Consulting. In no event shall KPMG be liable for any damages caused by Consulting’s failure to perform Consulting’s responsibilities hereunder. KPMG shall not be liable to Consulting for any act or omission of any other entity (other than due to a default by KPMG in any agreement between KPMG and such other entity) furnishing any category of Shared Services.

            (c)   IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER ANY THEORY, WHETHER IN TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY PUNITIVE, EXEMPLARY, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF REVENUES, BUSINESS INTERRUPTION OR ANY OTHER LOSS) ARISING FROM OR RELATING TO ANY CLAIM MADE UNDER THIS AGREEMENT OR REGARDING THE PROVISION OR THE FAILURE TO PROVIDE ANY SERVICES, REGARDLESS OF WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

            (d)   KPMG SPECIFICALLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES. KPMG AND CONSULTING AGREE THAT THIS AGREEMENT IS A SERVICE AGREEMENT FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE AND THEREFORE THE PROVISIONS OF THE UNIFORM COMMERCIAL CODE SHALL NOT APPLY TO THIS AGREEMENT.

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ARTICLE 7

TERM AND TERMINATION

            7.01   Term. If this Agreement has become effective pursuant to Section 1.01(a)(i), this Agreement shall remain in effect until the earliest of:

            (i)   four years with respect to all technology services and systems support services and three years with respect to all other Shared Services provided hereunder (the number of years for each service or component thereof being indicated on Schedule A) from the consummation of the IPO or the Change in Control, whichever is earlier (such three or four year period is referred to herein as the “Term”);

            (ii)   the mutual written consent of KPMG and Consulting, and

            (iii)   a termination pursuant to Sections 7.02, 9.06 or 9.10.

            7.02   Termination. (a)   If a Party (hereafter called the “Defaulting Party”) shall materially fail to perform or default in the performance of any of its obligations under any category of Shared Services (other than as described in Section 7.02(b)), the other Party (hereinafter called the “Non-Defaulting Party”) may give written notice to the Defaulting Party specifying the nature of such failure or default and stating that the Non-Defaulting Party intends to terminate the furnishing or receipt of, or the payment for, any affected category of Shared Services if such failure or default is not cured within fifteen (15) days of such written notice. If any failure or default so specified is not cured within such fifteen (15) day period, the Non-Defaulting Party may elect to immediately terminate the furnishing or receipt of, or the payment for, the affected category of Shared Services; provided, however, that if the failure or default relates to a good faith dispute by the Defaulting Party, the Non-Defaulting Party may not terminate the furnishing or receipt of or the payment for any such Shared Service pending the resolution of such dispute. Such termination shall be effective upon giving a written notice of termination from the Non-Defaulting Party to the Defaulting Party and shall be without prejudice to any other remedy which may be available to the Non-Defaulting Party against the Defaulting Party.

            (b)   Either Party may terminate this Agreement by giving ninety (90) days written notice to the other Party upon the occurrence of any of the following events:

            (i)   the other Party enters into proceedings in bankruptcy or insolvency or commences a voluntary case under the Bankruptcy Code;

            (ii)   the other Party shall make an assignment for benefit of creditors or admits in writing its inability to pay its debts as such debts become due;

            (iii)   a petition shall be filed against the other Party under a bankruptcy law, a corporate reorganization law, or any other law for relief as a debtor (or similar law in purpose or effect) and such proceeding or case shall continue undismissed, for a period of thirty (30) or more days; or an order for relief against the other Party shall be entered in an involuntary case under the Bankruptcy Code;

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            (iv)   the other Party commences the process of liquidating or dissolving; or

            (v)   the other Party defaults in the performance of any of its material covenants or obligations contained in this Agreement and such default is not remedied to the Non-Defaulting Party’s reasonable satisfaction within 45 days after notice to the Defaulting Party of such default, or if such default is not capable of rectification within 45 days, if the Defaulting Party has not promptly commenced to rectify the default within such 45-day period and is not proceeding diligently to rectify the default.

            (c)   Consulting may terminate the provision of any category of the Shared Services provided hereunder, on a service by service basis, upon 90 days written notice to KPMG; provided that upon any such termination, Consulting shall remain liable to pay to KPMG any Termination Costs (as defined below) incurred by KPMG with respect to any such terminated Shared Service.

            (d)   Consulting shall reimburse KPMG for all Termination Costs associated with or related to the termination of this Agreement.

            (e)   (i)   Consulting covenants and agrees to make its best efforts to provide all termination notices, whether pursuant to Section 7.02(b) or (c) or otherwise, with sufficient time to allow KPMG to eliminate or mitigate any Termination Costs.

            (ii)   KPMG covenants and agrees that upon the delivery or receipt of a notice pursuant to Section 7.02(b) or (c), KPMG will exercise its good faith efforts to eliminate or mitigate any Termination Costs as soon as practicable.

            (f) The Parties agree that the transition of personnel from KPMG to Consulting shall occur prior to end of the Term for the Shared Services provided by such personnel so that the Termination Costs, if any, related to the transition of such personnel are incurred prior to the expiration of the applicable Term and not as a cost to be assessed on or after the expiration of the applicable Term.

            (g)   “Termination Costs” means any and all costs incurred by KPMG in excess of the costs KPMG would otherwise have incurred (including any unrecovered capital costs) due to the termination of the provision of all or some of the Shared Services, including but not limited to, the services listed on Appendix 2 to Schedule A. Termination Costs include, but are not limited to:

            (i)   excess occupancy costs, unneeded personnel, unnecessary software licensing arrangements and investments in technology or other unnecessary contractual arrangements;

            (ii)   any costs KPMG incurs to perform any terminated Basic Service on its own behalf in excess of the amount allocated to KPMG for such Basic Service during the prior year (as such amount may be adjusted from time to time to account for increases in the consumer price index), until such time as KPMG is able to reduce such costs to the level allocated prior to such termination (as such amount may be adjusted from time to time to account for increases in the consumer price index); and

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            (iii)   any costs incurred by KPMG as a result of Consulting no longer paying its portion of any embedded capital costs.

            With respect to any Added Services used by Consulting, Consulting will be obligated to pay to KPMG the Termination Costs of winding down the provision of such Added Services to the extent that Consulting has engaged KPMG for such services.

            (h)   The Parties hereby covenant and agree to work together to wind down the receipt of Shared Services by Consulting in a manner such that the only Termination Costs payable by Consulting to KPMG in respect of those Shared Services at the end of the applicable Term will be: (i) payments to KPMG in an amount equal to the net book value of assets that (x) were used by KPMG in providing such Shared Services to Consulting under this Agreement and (y) could be used by Consulting in a similar manner after the termination of such Shared Services; and (ii) payments required under the existing terms of executory contracts with third parties for such Shared Services that were provided to Consulting by KPMG under this Agreement and which can continue to be obtained by Consulting after the termination of such Shared Services (collectively, such assets or contracts after the termination of the respective Shared Services are referred to as “Continuing Assets”).

             (i)   Upon a delivery of a notice to KPMG to terminate a Shared Service, the Parties shall cooperate in developing a transition plan for the winding down of such Shared Service and the mitigation of any Termination Costs. If Termination Costs cannot be eliminated within the time frame specified in the notice of termination, KPMG shall present Consulting with a report stating (i) the items for which Termination Costs are being assessed and (ii) the dollar amount being assessed for each such item. In the event Consulting disputes that an item should be included as a Termination Cost or the amount of the Termination Costs with respect to any item, Consulting shall, within 60 days of the assessment of such Termination Costs, notify KPMG in writing of such dispute and to the extent reasonably practicable, Consulting’s calculation of the amount owed to KPMG. Any such dispute shall be resolved in accordance with Article 8.

            (j)   Consulting shall be entitled to receive from KPMG, and KPMG shall transfer to Consulting, the portion of such Continuing Assets used in the provision of Shared Services which are transferable, provided, however, such transfer shall not occur with respect to any Continuing Asset which Consulting notifies KPMG in writing that Consulting elects not to receive. Notwithstanding the foregoing, Consulting shall be required to pay to KPMG Termination Costs with respect to all Continuing Assets regardless of whether Consulting chooses to accept transfer of any or all Continuing Assets.

            (k)   Consulting shall be assessed Termination Costs as such costs are incurred by KPMG, provided, however, that a lump sum payment equal to the present value of any and all unpaid Termination Costs shall be due and payable to KPMG in immediately available funds within 90 days of the termination of this Agreement. In calculating the present value, KPMG shall use as the discount rate of prime minus one percent.

            7.03   Liability on Termination of Shared Services. KPMG shall have no liability of any kind or nature whatsoever, including, without limitation, punitive, exemplary, special,

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indirect, incidental or consequential damages (including damages for loss of revenues, profits, business interruption or any other loss) to Consulting, or to anyone claiming by or through Consulting, for KPMG’s ceasing to provide (or having a third party cease to provide) any Shared Service or all the Shared Services upon the termination of this Agreement in accordance with its terms. Consulting shall hold harmless KPMG and waives any and all rights, at law or in equity, that it may have to bring any suit, including, but not limited to, injunctive relief, or to any claims for Losses against KPMG or KPMG’s partners, principals, directors, officers, employers, agents, assignees, subsidiaries or affiliates arising out of KPMG’s ceasing to provide such Shared Service or all the Shared Services upon the termination of this Agreement in accordance with its terms.

            7.04   Survival of Certain Obligations. Without prejudice to the survival of the other agreements of the Parties, the following obligations shall survive the termination of this Agreement: (a) for the period set forth therein, the obligations of each Party under Articles 5 and 7, and (b) KPMG’s right to receive the compensation for the Shared Services provided, and reimbursement of the costs and expenditures described in Section 2.01 incurred prior to the effective date of termination.

            7.05   Procedures on Termination. (a)   On any termination of this Agreement, KPMG shall complete any work in process and otherwise cooperate with Consulting as reasonably necessary to avoid disruption of the ordinary course of Consulting’s business, and such termination shall not affect KPMG’s rights to payment for the Shared Services so provided.

            (b)   Each Party shall destroy or return to the other Party (at the election of such other Party) all records made or obtained in the course of performance hereunder containing information regarding the other Party or its clients that is protected from disclosure under Article 4, to the extent possible without destroying common databases or files. In the event that any Party shall elect to destroy any records as permitted above, such Party shall provide the other Party with written confirmation of any such destruction.

            7.06   Termination of Subleases. Notwithstanding any provision of this Article 7, the rights and obligations of the Parties with respect to the Subleases, including, without limitation, the term or termination of any Sublease, shall be governed by the terms and provisions of the applicable Sublease, and the provisions of this Article 7 shall be inapplicable thereto.

ARTICLE 8

DISPUTE RESOLUTION

            8.01   Escalation. Except as provided in Section 8.04 hereof, if a dispute, claim or controversy arises out of or arises in connection with this Agreement (a “Dispute”), KPMG and Consulting agree to use the following procedures, in lieu of either Party pursuing other available remedies, to resolve the Dispute. The Parties agree that they will first attempt to settle any Dispute arising out of this Agreement through good faith negotiations in the spirit of mutual cooperation between business executives with authority to resolve the Dispute. Prior to taking action as provided in Section 8.02, the Parties shall first submit the Dispute to an appropriate

15

corporate officer or partner of each Party for resolution, and if such corporate officers or partner are unable to resolve such Dispute, either Party may request that their respective chief executive officers, or their respective delegates, attempt to resolve such Dispute. The officers or delegees to whom any such claim or controversy is submitted shall attempt to resolve the Dispute through good faith negotiations over a reasonable period, not to exceed 30 days in the aggregate unless otherwise agreed by the Parties. Such 30 day period shall be deemed to commence on the date of a written notice from either Party describing the particular Dispute.

            8.02   Submission to Mediation. If, within 30 days after receipt of the notice describing the dispute, the Parties have not succeeded in negotiating a resolution of the Dispute, KPMG and Consulting agree to refer the matter to a panel consisting of one (1) senior partner or the delegee thereof from KPMG and one (1) executive officer or the delegee thereof from Consulting (which individuals or delegees shall not have been, as much as practicable, directly involved in the Dispute) for review and resolution. These individuals are referred to herein as the “Senior Executives.” Upon such referral, the Senior Executives or delegees shall review the following materials provided by KPMG and Consulting: a copy of the terms of this Agreement and a concise (less than 10 page) summary of the basis of each party’s contentions, including the relevant facts and areas of disagreement. If the Dispute cannot be resolved by the Senior Executive panel pursuant to this Section 8.02 within 30 days of the referral of such Dispute, KPMG and Consulting may then pursue the remedies contemplated by Sections 8.03 and 8.04.

            8.03   Arbitration. Any dispute that is not resolved by negotiations pursuant to Section 8.02 shall, upon written notice by either Party to the other Party involved in the Dispute, be resolved by binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules. Within ten (10) business days after the commencement of arbitration, each Party shall select one person to act as arbitrator and the two arbitrators so selected shall select a third arbitrator within ten (10) business days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator within such time period, the third arbitrator shall be selected by the AAA within the (10) business days following a written request by any of the parties to the AAA. The place of arbitration shall be New York, New York, and the language of the arbitration shall be English. It is understood and agreed by the parties that money damages might not be a sufficient remedy for any breach of this Agreement, and that, notwithstanding anything else set forth in this Section 8.03 concerning the arbitration of disputes and the procedure for such arbitration, and pending the outcome of any such arbitration, the Parties shall be entitled to seek and obtain injunctive relief as a provisional remedy for any such breach, which shall not be deemed to be the exclusive remedy for any such breach but shall be in addition to all other provisional remedies available at law or equity. The prevailing Party in the arbitration shall be entitled, in addition to such other relief as may be granted, to its reasonable attorney’s fees and other costs reasonably incurred in such arbitration. The Parties specifically agree to be bound by the decisions rendered by the arbitration panel provided for herein and agree not to submit a dispute subject to this Section 8.03 to any national, federal, state, provincial, local or other court or arbitration association except as may be necessary to enforce the decision rendered by the arbitrators.

            8.04   Injunctive Relief. Nothing contained in this Article 8 shall prevent either Party from resorting to judicial process if injunctive or other equitable relief from a court is necessary to prevent serious and irreparable injury to one Party or to others or to maintain the

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status quo before, during or after the commencement of the mediation process set forth in this Article 8. The use of arbitration procedures will not be construed under the doctrine of laches, waiver or estoppel to affect adversely either Party’s right to assert any claim or defense.

            8.05   Interest Charges. Unless the Parties otherwise agree, each resolution pursuant to this Article 8 involving the payment of disputed amounts shall be accompanied by the payment of interest calculated from the date when such payment was originally scheduled for payment (or if the dispute involves a payment that has already been paid, the date of such disputed payment). The amount of the interest payment shall be based on the prime rate established by The Wall Street Journal under the “Money Rates” section, as that rate may vary from time to time, or if that rate is no longer published, a comparable rate in effect on the date when the disputed amount was originally scheduled for payment (or if the dispute involves a payment that has already been paid, the date of such disputed payment).

ARTICLE 9

MISCELLANEOUS

            9.01   Amendments. This Agreement shall not be supplemented, amended or modified in any manner whatsoever (including by course of dealing or of performance or usage of trade) except in writing signed by the Parties.

            9.02   Successors and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall assign this Agreement or any rights herein without the prior written consent of the other Parties, which may be withheld for any or no reason, provided, however, that any Party may assign its rights herein without the written consent of the other Parties in connection with a merger in which such party is not the surviving entity or a sale of all or substantially all the assets of such Party.

            9.03   Notices. All notices, consents, requests, approvals, and other communications provided for or required herein must be in writing and shall be deemed validly given, made or served, (a) when delivered personally or sent by telecopy to the facsimile number indicated below with a required confirmation copy sent in accordance with subsection (c), or (b) on the next business day after delivery to a nationally-recognized express delivery service with instructions and payment for overnight delivery; or (c) on the fifth (5th) day after deposit in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt requested, addressed to the following addresses or to such other address as the Party to be notified shall have specified to the other Party in accordance with this section:

            If to KPMG:

                        KPMG LLP
                        Three Chestnut Ridge Road
                        Montvale, New Jersey 07645

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                        Attention: Chief Financial Officer
                        Facsimile Number: (201) 307-7227

            with a copy to:

                        KPMG LLP
                        345 Park Avenue
                        New York, NY
                        Attention: General Counsel

            If to Consulting:

                        KPMG Consulting, Inc.
                        1676 International Drive
                        McLean, Virginia 22102
                        Attention: Chief Financial Officer
                        Facsimile Number: ________________

            with a copy to:

                        KPMG Consulting, Inc.
                        1676 International Drive
                        McLean, Virginia 22102
                        Attention: General Counsel

                        and

                        KPMG Consulting, LLC
                        1676 International Drive
                        McLean, Virginia 22102
                        Attention: Chief Financial Officer
                        Facsimile Number: ________________

            9.04   Governing Law. This Agreement shall be governed by and interpreted and enforced under the laws of the State of New York as to all matters, including, but not limited to matters of validity, construction, effect, performance and remedies, without giving effect to the principles of conflict of law thereof. Subject to Article 8, with respect to any claim arising out of this Agreement, (a) each Party irrevocably submits to the non-exclusive jurisdiction of the courts in the City of New York, in the State of New York and the United States District Courts located in the borough of Manhattan, New York, New York, and (b) each Party irrevocably waives any objection which it may have at any time as to the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court and irrevocably waives any claim that such suit, action or proceeding is brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such Party.

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            9.05   Headings. The various headings used in this Agreement are for convenience only and are not to be used in interpreting the text of the Articles or Sections in which they appear or to which they relate.

            9.06   Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any portion of this Agreement is declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement, which shall continue in full force and effect as if this Agreement had been executed with the invalid portions thereof deleted; provided, that the entirety of this Agreement shall continue in full force and effect in all other jurisdictions. Notwithstanding the foregoing, if the portion of this Agreement which is declared invalid has the effect of reducing the compensation due hereunder or preventing the reimbursement of the costs and expenditures described in Section 2.01, KPMG, at its sole discretion, may terminate its obligations to provide Shared Services pursuant to this Agreement by providing thirty (30) days prior written notice to Consulting.

            9.07   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

            9.08   No Third Party Beneficiaries. Except as set forth in Section 5.01, this Agreement is entered into solely for the benefit of the Parties hereto and their permitted assigns, and shall not confer any rights upon any person or entity not a party to this Agreement, including, but not limited to, any directors, partners, principals, officers, employees or clients of the Parties.

            9.09   Exercise of Rights. The failure or delay of a Party in exercising any rights granted to it hereunder shall not constitute a waiver of any such right and that Party may exercise that right at any time. Any single or partial exercise of any particular right by a Party shall not exhaust the same or constitute a waiver of any other right.

            9.10   Force Majeure. (a)   Any failure or omission by a Party in the performance of any obligation under this Agreement shall not be deemed a breach of this Agreement or create any liability, if the same arises from any cause or causes beyond the control of such Party, including, but not limited to, the following, which, for purposes of this Agreement shall be regarded as beyond the control of each of the Parties hereto: acts of God, fire, storm, flood, earthquake, governmental regulation or direction, acts of the public enemy, war, rebellion, insurrection, riot, invasion, strike or lockout (each a “Force Majeure”); provided, however, that such Party shall resume the performance whenever such causes are removed.

            (b)   Notwithstanding the foregoing, if a Party cannot perform any Shared Service under this Agreement for a period of forty-five (45) days due to a Force Majeure, either Party may suspend its obligations regarding such Shared Service by providing written notice to the other Party; provided, however, that if the suspending Party is Consulting, it shall, to the extent practicable, (A) provide KPMG a transition period to eliminate or mitigate any Termination Costs incurred or to be incurred by KPMG from the termination of Shared Services hereunder as a result of KPMG’s investment in and development of a shared infrastructure and

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national support capabilities and (B) reimburse KPMG for any Termination Costs which have not been eliminated. Upon notice of suspension of a Shared Service pursuant to Section 9.10, KPMG shall use its good faith efforts to eliminate or mitigate its Termination Costs as soon as practicable.

            9.11   Relationship of the Parties. Nothing in this Agreement shall be deemed or construed by the Parties, or by any third party, to create the relationship of a partnership, joint venture or similar relationship between the Parties hereto, and no Party shall be deemed to be the agent of the other Party, it being understood and agreed that neither the method of computing compensation or any or other provision contained herein shall be deemed to create any relationship between the Parties hereto other than the relationship of independent parties contracting for services. No Party has, nor shall it hold itself out as having, any authority to enter into any contract or create any obligation or liability on behalf of, in the name of, or binding upon any other Party.

            9.12   Set Off. Subject to Sections 2.03, if Consulting fails to pay any amount owing to KPMG when due, KPMG is hereby authorized at any time from time to time, without notice to Consulting (any such notice being expressly waived by Consulting), to set off and apply (or cause any affiliate of KPMG to set off and apply) any and all amounts at any time held and any indebtedness at any time owing by KPMG or such affiliate to or for the credit of the account of Consulting, against any or all of such amounts, and any amount due under this Agreement, any promissory note or otherwise, irrespective of whether or not KPMG shall have made any demand and although such obligations may be unmatured. The rights stated in this Section 9.12 are in addition to other rights and remedies (including, without limitation, other rights of set-off or lien) that KPMG may have.

            9.13   Conflict. In case of conflict between the terms and conditions of this Agreement and any Schedule, the terms and conditions of such Schedule shall control and govern as it relates to the Shared Service to which those terms and conditions apply.

            9.14   Limitation. The Parties understand and acknowledge that this Agreement is among KPMG, Consulting, Inc. and LLC and that their respective partners, principals, officers, directors, shareholders and members are not liable hereunder in their capacity as such.

            9.15   Entire Agreement. This Agreement , including the Schedules hereto, sets forth all of the promises, agreements, conditions and understandings between the Parties respecting the Shared Services and supersedes all previous negotiations, conversations, discussions, correspondence, memorandums and agreements between the Parties concerning the Shared Services.

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            IN WITNESS WHEREOF, the Parties hereto have caused this Transition Services Agreement to be executed as of the day and year first above written.

KPMG LLP
By:	/s/ Stephen G. Butler
Name: Stephen G. Butler Title: Chairman
KPMG CONSULTING, INC
By:	/s/ Randolph C. Blazer
Name: Randolph C. Blazer Title: President and CEO
KPMG CONSULTING, LLC.
By:	/s/ Randolph C. Blazer
Name: Randolph C. Blazer Title: President and CEO of KPMG Consulting, Inc., member

Schedule A to the Transition Services Agreement

Cost Allocations for Specific Services

The sections in Schedule A describe the cost allocations and service levels agreed upon for both basic and added service areas being supported.

Cost allocation bases are also specified for each of the service areas (see definitions of certain allocation bases below). Cost allocation bases may only be modified in advance with the agreement of both entities. Some costs are currently charged out as user fees, e.g., report production, EMCs, etc. Such costs will continue to be charged in that manner unless the parties mutually agree it is no longer appropriate to do so.

It is intended that the entities will share costs for the services provided. Costs will not include any provision for profit or added overhead elements. In calculating the costs to be allocated for basic and added services, partner or principal compensation will be included.

Definitions of Certain Allocation Bases

Following are certain allocation bases used in Schedule A.

FTEs

Allocate costs to each entity based on the ratio of that entity’s total practice-related full-time equivalent client service professionals and support staff personnel (including subcontractor equivalents if applicable) (FTEs) divided by the sum of both entities’ practice-related on a comparable basis.

Where applicable, subcontractor equivalents are calculated by dividing subcontractor hours worked by the normal available working hours of full-time employees, based on a 40-hour work week.

Directly Assignable Based Upon Statement of Work

Costs are directly assigned to specific practice(s) and based on an agreed-upon statement of work.

Service Level

Service levels for basic services will be equivalent for Consulting and KPMG unless otherwise stated in the service level agreement.

Descriptions of the major shared service areas are attached. Note that the descriptions are not intended to be all inclusive. The attached cost allocation schedules represent all the areas of shared costs as currently contemplated.

Schedule A to the Transition Services Agreement

Term

The Shared Services shall be provided for either a three of four year term as specified below.

Schedule A to the Transition Services Agreement

Information Services

Information Services includes technology infrastructure including WAN, telecommunications, email, help desk and desktop services, and applications support. Note that costs for personal (laptop and desktop) computers and cellular phones or pagers for each party’s employees are charged directly to each of the parties.

Indicative
Sub-Function	Components		Basic	Added	Allocation Method	Term

User Services	•	Help Desk —Firm	X		FTE’s	4 years

	•	Help Desk - Function		X	Directly assignable based upon statement of work	4 years

	•	Field desktop support	X		FTE’s	4 years

	•	Applications rollout	X		FTE’s	4 years

Telecommunications, excluding remote access (UUNET)	•	All voice and data costs for maintaining all KPMG accounts (does not include personal costs run through T&E)	X		FTEs	4 years

Remote Access (UUNET)			X		Usage	4 years

Applications	•	Nonfunction specific applications customization and installation	X		FTEs	4 years

	•	Y2K	X		FTEs	4 years

	•	Applications maintenance	X		FTEs	4 years

Architecture	•	Network design	X		FTEs	4 years

	•	Network maintenance	X		FTEs	4 years

Schedule A to the Transition Services Agreement

Client Services and other functional applications	•	Practice-specific applications development & maintenance		X	Directly assignable based upon statement of work	4 years

Data center			X		FTEs	4 years

Administration			X		FTEs	4 years

Schedule A to the Transition Services Agreement

Practice Protection

Practice Protection includes legal counsel, professional practice liability insurance including self-insurance costs, and fees, judgments and settlements.

Indicative
Sub-Function	Components	Basic	Added	Allocation Method	Term

General Counsel			X	Directly assignable based upon statement of work	3 years

Office of General Counsel — Litigation			X	Directly assignable based upon statement of work	3 years

Office of General Counsel — Contracts			X	Directly assignable based upon statement of work	3 years

Schedule A to the Transition Services Agreement

Marketing & Communications

There will be no joint marketing.

Schedule A to the Transition Services Agreement

Benefits

Benefits includes pension, medical, dental, and other group insurance.

Indicative
Sub-Function	Components	Basic	Added	Allocation Method	Term

Pension Plans			X	Actual Cost	4 years

Medical/Dental			X	Actual Cost	4 years

Other Group Insurance			X	Actual Cost	4 years

Advisory Services		X		FTEs	3 years

Concierge		X		FTEs	3 years

Stock Options			X	Directly assignable based upon statement of work	4 years

ESPP			X	Directly assignable based upon statement of work	3 years

Recoveries		X	X	Based upon related charges	3 years

Partners’ Retirement				Directly assignable based upon statement of work	3 years

New Plan			X

Old Plan		X		Directly assignable based upon actual payments to recipients

Life/Family		X		FTEs	3 years

Schedule A to the Transition Services Agreement

Interest

Interest includes financing for general business purposes

Indicative
Sub-Function	Components	Basic	Added	Allocation Method*	Term

Capital Investment		X		FTEs	Three or four years, depending on the term period for the service related to the capital investment.

*The ultimate allocation method may change depending upon the cash management program utilized. It is the intent of the parties that each entity pay/earn interest based upon its borrowing/lending position.

Schedule A to the Transition Services Agreement

Support Services

Support Services includes office support including copiers, facilities management, and file rooms.

Indicative
Sub-Function	Components		Basic	Added	Allocation Method	Term

Facilities Operations Services	•	Postage & Delivery	X		FTEs	3 years

	•	Mail Room	X		FTEs	3 years

	•	Xerox	X		FTEs	3 years

Supplies	•	Generic	X		FTEs	3 years

Procurement			X		FTEs	Three years (except that for systems support included therein, the term shall be four years).

NDPPS			X		Usage	3 years

Supplies	•	Entity specific, i.e., letterhead		X	Actual Purchases	3 years

Schedule A to the Transition Services Agreement

Center for Leadership Development (CLD)

CLD includes development and delivery of training, excluding participant time and expense.

Indicative
Sub-Function	Components		Basic	Added	Allocation Method	Term

Partner in Charge	•	Coordination of training facilities and management of training personnel	X		Proportion of CLD services acquired to total CLD services	3 or 4 years depending on the term of the related service

Assurance				X	Directly assignable based upon statement of work	3 years

Tax				X	Directly assignable based upon statement of work	3 years

Consulting				X	Directly assignable based upon statement of work	3 years

Nonassignable Payroll				X	Chargeable to assigned work (Rates set to absorb total cost)	3 years

Training Strategy	•	Basic research regarding training strategy trends and methodologies	X		FTEs	3 years

Industry/LOB				X	Directly assignable based upon statement of work	3 years

Administrative			X		Proportion of CLD services acquired to total CLD services	3 years

Knowledge Management	•	Firmwide application tools	X		FTEs	4 years

SAP				X	Directly assignable based upon statement of work	3 years

End User Technology			X		FTEs	4 years

Schedule A to the Transition Services Agreement

Finance & Accounting

Finance & Accounting services include accounting processing, financial management and engagement management coordination.

Indicative
Sub-Function	Components		Basic	Added	Allocation Method	Term

Accounting Processing — Service Centers	•	Payroll	X		FTEs processed by location	4 years

	•	General ledger	X		FTEs processed by location	4 years

	•	Accounts payable (excluding approvals and coding)	X		FTEs processed by location	4 years

	•	Fixed assets	X		FTEs processed by location	4 years

	•	Time & expense processing	X		FTEs processed by location	4 years

	•	Engagement accounting (excluding data entry)	X		FTEs processed by location	4 years

	•	Cash application	X		FTEs processed by location	4 years

Accounting Processing, Reporting & Analysis —Field	•	Engagement Accounting Data entry		X	For Consulting, directly assignable based upon statement of work. The balance allocated to Assurance & Tax based upon FTEs.	4 years

	•	Accounts payable approvals and coding		X	For Consulting, directly assignable based upon statement of work. The balance allocated to Assurance & Tax based upon FTEs.	4 years

	•	Reporting		X	For Consulting, directly assignable based upon statement of work. The balance allocated to Assurance & Tax based upon FTEs.	4 years

	•	Analytical support to practice leaders		X	For Consulting, directly assignable based upon statement of work. The balance allocated to Assurance & Tax based upon FTEs.	4 years

National Practice CFO Team	•	National practice leader reporting, analytical & operations support		X	Directly assignable based upon statement of work	4 years

Schedule A to the Transition Services Agreement

Partner Accounts	•	All transactions relating to partners’ accounts		X	Partners Accounts maintained	3 years

Firm & Partner Tax	•	Leadership, SALT and international	X		FTEs	4 years

	•	Firm tax returns		X	Usage	4 years

	•	Other firm tax matters		X	Usage	4 years

	•	Partner tax returns (charged out)		X	Usage	4 years

NSS	•	National office accounting processing	X		FTEs	4 years

	•	Application Support	X		FTEs	4 years

	•	Treasury		X	Actual Cost	4 years

	•	KPMG LLP controller team expenses and related support	X		FTEs	4 years

	•	National support including applications	X		FTEs	4 years

	•	National Data Management Coordinators	X		FTEs	4 years

	•	Consolidation and reporting		X	Actual Cost	4 years

EMCs				X	Directly assignable based upon statement of work.	3 years

EMCs Recoveries				X	Usage	3 years

CFO	•	Coordination of basic processing and oversight of administration	X		Proportion of accounting services acquired to total accounting services	3 or 4 years depending on the term of the related service

International Support				X	Directly assignable based upon statement of work	4 years

EMC Recruiting & Training				X	Usage	3 years

Schedule A to the Transition Services Agreement

Human Resources (HR)

Human Resources services include human resources processing, recruiting, and benefits administration.

Indicative
Sub-Function	Components		Basic	Added	Allocation Method	Term

Vice Chairman	•	Oversight of administration of basic HR processing and support	X		Proportion of HR services acquired to total HR services	3 or 4 years depending on the term of the related service

Campus Recruiting				X	Allocate based on percentage of campus hires	3 years

National Director HR	•	Oversight of administration of HR processing and support	X		Proportion of HR services acquired to total HR services	3 or 4 years depending on the term of the related service

HRSC			X		FTEs	4 years

National Director Area HR	•	Local oversight of administration of HR processing and support	X		FTEs	3 years

Areas			X		FTEs	3 years

International HR				X	Allocate based on percentage of international rotations	3 years

International Recoveries				X	Allocate based on percentage of international rotations	3 years

Technology			X		FTEs	4 years

EEOC/AAP			X		FTEs	3 years

Compensation & Benefits	•	Basic research regarding compensation trends and methods	X		FTEs	3 years

Pension/ Partner Services				X	Number of partner accounts	3 years

Group Benefits			X		FTEs	3 years

Salary Administration				X	Directly assignable based upon statement of work	4 years

Schedule A to the Transition Services Agreement

Indicative
Sub-Function	Components	Basic	Added	Allocation Method	Term

Administrative Overhead of Experienced Hire Recruiting		X		Allocate based on percentage of experienced hires	3 years

Assurance Recruiting			X	Directly assignable based upon statement of work	3 years

Tax Recruiting			X	Directly assignable based upon statement of work	3 years

Recruiting Recoveries			X	Allocate based on percentage of experienced hires	3 years

HR Communications Support			X	Actual Usage	3 years

HR Finance & Accounting		X		FTEs	3 years

Work Life/ Retention		X		FTEs	3 years

Diversity		X		FTEs	3 years

Organizational Effectiveness		X		FTEs	3 years

Staffing			X	Directly assignable based upon statement of work	3 years

Assurance HR			X	Directly assignable based upon statement of work	3 years

Tax HR			X	Directly assignable based upon statement of work	3 years

OnBoarding			X	Usage	4 years

Schedule A to the Transition Services Agreement

Client Service Delivery

Client Service Delivery services include new product development and deployment, and practice risk-management departments.

Indicative
Sub-Function	Components	Basic	Added	Allocation Method	Term

Assurance/ Risk Management			X	Directly assignable based upon statement of work	3 years

Assurance Services			X	Directly assignable based upon statement of work	3 years

DPP —Assurance			X	Directly assignable based upon statement of work	3 years

DPP —Tax			X	Directly assignable based upon statement of work	3 years

DPP Peer Review			X	Directly assignable based upon statement of work	3 years

Risk Management			X	Directly assignable based upon statement of work	3 years

Tax Services			X	Directly assignable based upon statement of work	3 years

Administration		X		In relation to assignable costs	3 years

Washington National Tax			X	Directly assignable based upon statement of work	3 years

Vice Chairman —Tax			X	Directly assignable based upon statement of work	3 years

Schedule A to the Transition Services Agreement

International

International services include fees for participation in KPMG International, and international rotations.

Indicative
Sub-Function	Components	Basic	Added	Allocation Method	Term

KPMG International Funding			X	International budget, excluding specific functions budgets, is charged to KPMG LLP by IHQ. Only the portion of that allocation related to technology and knowledge management will be allocated to Consulting. That allocation will based upon FTEs.	4 years

International Transfer Program			X	FTEs assigned overseas	3 years

International Budget for Specific Functions			X	Directly assignable based upon statement of work	3 years

Country Support			X	Directly assignable based upon statement of work	3 years

Schedule A to the Transition Services Agreement

Knowledge Management

Knowledge Management services include intellectual capital acquisition and dissemination.

Indicative
Sub-Function	Components	Basic	Added	Allocation Method	Term

Content

Functional			X	Directly assignable based on statement of work	4 years

Generic		X		FTEs	4 years

Technology

Op. Support		X		FTEs	4 years

Messaging		X		FTEs	4 years

Global Call Center		X		FTEs	4 years

		X		FTEs	4 years

People

Users			X	Directly assignable based on statement of work	4 years

K Masters			X	Directly assignable based on statement of work	4 years

Content Experts			X	Directly assignable based on statement of work	4 years

Solution Center			X	Directly assignable based on statement of work	4 years

Schedule A to the Transition Services Agreement

Other

Other services include partner meetings, other insurance, other taxes, and sundry.

Indicative
Sub-Function	Components		Basic	Added	Allocation Method	Term

Internal Audit				X	Usage	3 years

Property and Casualty Insurance				X	Actual policy cost	3 years

NSS Payroll Taxes			X		Related payroll costs	Three or four years depending on the classification of related personnel

Foreign Taxes				X	Directly assignable to the entity which incurs the tax	3 years

FASB, GASB, and AICPA				X	Directly assignable based upon usage	3 years

Partner Meetings				X	Allocated based on percentage of attendees	3 years

Minority Interest				X	Ownership	3 years

Miscellaneous	•	Personal Days Accrual	X		Directly assignable based on statement of work/FTEs	3 years

	•	Fast Tax Returns

	•	Sales/Use Tax

	•	Home Sale Under/Over —Absorbed

Expat PRD				X	Directly assignable based on statement of work	3 years

International PRD				X	Directly assignable based on statement of work	3 years

Washington National Tax				X	Directly assignable based on statement of work	3 years

Expat & International Recoveries				X	Directly assignable in relation to charge	3 years

Schedule A to the Transition Services Agreement

Taxes

Taxes includes local business taxes.

Indicative
Sub-Function	Components	Basic	Added	Allocation Method	Term

Local business taxes			X	Directly assignable to the entity which incurred the tax	3 years

Schedule A to the Transition Services Agreement

Legacy Replacement

Legacy Replacement includes costs for replacement of enterprise systems.

Indicative
Sub-Function	Components	Basic	Added	Allocation Method	Term

Replacement of enterprise systems		X		FTEs	4 years

Schedule A to the Transition Services Agreement

Administration

Administration includes Meeting & Travel Services, Real Estate & Facilities Planning, National Purchasing, Relocation, and Operations Services for NSS.

Indicative
Sub-Function	Components	Basic	Added	Allocation Method	Term

Meeting & Travel Services		X		Usage	4 years

Real Estate & Facilities Planning		X		Occupancy usage	3 years

Relocation		X		Usage	3 years

Operations Services - NSS	• Purchasing	X		FTEs	3 years

Schedule A to the Transition Services Agreement

Appendix 1 to Schedule A

Exhibit A —Service Areas

This exhibit summarizes service categories, provider and coordinator

Service Category	Provider of Services	LLP Service Coordinator	Consulting Service Coordinator

Information Services	KPMG LLP	Richards	Peck

Practice Protections	KPMG LLP	Strange	Peck

Benefits	KPMG LLP	Flynn	Peck

Interest	KPMG LLP	Heintz	Peck

Support Services	KPMG LLP	Regan	Peck

Center for Leadership Development	KPMG LLP	Flynn	Peck

Finance & Accounting	KPMG LLP	Heintz	Peck

Human Resources	KPMG LLP	Flynn	Peck

Client Service Delivery	KPMG LLP	Strange	Peck

International	KPMG LLP	Alspaugh	Peck

Knowledge Management	KPMG LLP	Alspaugh	Peck

Other	KPMG LLP	Alspaugh	Peck

Taxes	KPMG LLP	Heintz	Peck

Legacy Replacement	KPMG LLP	Laughman	Peck

Administration	KPMG LLP	Regan	Peck

Schedule A to the Transition Services Agreement

Appendix 2 to Schedule A

Services No Longer Provided or Charged to Consulting

Function	Indicative Components		Basic	Added

Practice Protection - Fees Judgements & Settlements	•		X

Practice Protection - Professional Indemnity Insurance	•		X

Marketing and Communications - Research —Basic	•	General market research and statistics	X

Marketing and Communications - Creative —Basic	•	General message and graphics development	X

Marketing and Communications - Industry —Firm	• • •	Events Collateral Other advertising		X

Marketing and Communications - Alumni Relations	•	N/A (As agreed to by the National or local function leaders, as appropriate)		X

Marketing and Communications - Public Relations Firmwide				X

Marketing and Communications - Crisis Management Firmwide				X

Finance and Accounting —Firm Financial Planning & Analysis	• •	M&A Support Firmwide planning & analysis projects		X

Finance and Accounting - National Industry LOB CFO Team	•	National industry leader reporting and analytical support		X

Finance and Accounting - Partnership audit				X

Schedule A to the Transition Services Agreement

Services No Longer Provided or Charged to Consulting

Function	Indicative Components		Basic	Added

Finance and Accounting - Consulting Planning & Analysis				X

Human Resources - Consulting Recruiting			X

Client Service Delivery - DPP —Consulting			X

Client Service Delivery - Vice Chairman —Consulting			X

Latin America	•	Support Payments	X

Canada	•	Support Payments	X

Americas	•	Support Payments	X

Human Resources —KPMG Foundation				X

Human Resources - Consulting HR				X

Area Managing Partners - Office-wide meetings - Firm	•	As agreed to by the National or local functional leaders, as appropriate	X

Area Other —Local Charitable Contributions	•	Charitable contributions as agreed to by local consulting and KPMG LLP leadership	X

Area Managing Partners - Office-wide meetings	•	Function	X

Lines of Business* —LOB Vice Chairs				X

Lines of Business* - Operating budgets				X

Lines of Business* —NIDs				X

Executive —Chairman			X

Executive —Deputy Chairman			X

BOD & Management Committee			X

Government Affairs			X

Schedule A to the Transition Services Agreement

Indicative
Sub-Function		Components	Basic	Added

Marketing and Communications - Leadership	•	Coordination of basic marketing services and personnel	X

Marketing and Communications - Research —Added	•	Practice-specific market research and statistics		X

Marketing and Communications - Creative —Added	•	Practice-specific message and graphics development		X

Marketing and Communications - Advertising —Brand	•	Brand advertising		X

Marketing and Communications - Advertising - Product	•	Product advertising		X

Marketing and Communications - Firm	•	Firm communications (Items of interest to KPMG world)		X

Marketing and Communications - Product	•	Product communications		X

Marketing and Communications - Events —Firmwide	•	Other firmwide events e.g. anniversaries (As agreed to by the National or local functional leaders, as appropriate)		X

Marketing and Communications - Events —Functions				X

Marketing and Communications - Consulting	•	Support for events, collateral and proposal production		X

Marketing and Communications - Industries Function				X

Marketing and Communications - Area Programs & Personnel				X

Schedule A to the Transition Services Agreement

Indicative
Sub-Function		Components	Basic	Added

Marketing and Communications - Area Operations	•	Graphics		X

Marketing and Communications - Recoveries (International)			X

Marketing and Communications - Operations			X

Marketing and Communications - Public Relations Function				X

Marketing and Communications - Crisis Management Function				X

Marketing and Communications - Japanese Practice				X

Marketing and Communications - Relationship Management	•	OMS	X

Marketing and Communications - Marketing Services			X

*	LOB National Managing Partners includes industry marketing leaders.